Exhibit 10.1

AMENDMENT NO. 1
TO
SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement (this “Amendment”) is made as of October 16, 2017 by and among Asterias Biotherapeutics, Inc., a Delaware Corporation (the “Company”) and each purchaser identified on the signature pages thereto (each a “Purchaser” and collectively together with the Company, the “Parties”). Capitalized terms not defined herein shall have the definitions set forth in the Securities Purchase Agreement dated as of October 16, 2017, (the “Agreement”).

RECITAL

WHEREAS, The Parties entered into the Agreement and now desire to further amend the Agreement as set forth in this Amendment;

WHEREAS, Section 5.5 of the Agreement provides that the Purchasers who purchased at least a majority in interest of the Shares, based on the initial Subscription Amounts thereunder, may amend the Agreement; and

WHEREAS, the undersigned Purchasers constitute at least a majority in interest of the Shares, based on the initial Subscription Amounts thereunder, may amend the Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is acknowledged, the Parties agree as follows:

AMENDMENT

1.             Section 4.12(b) of the Agreement is hereby amended and restated as follows:

(b)           From the date hereof until twelve (12) months after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit or at-the-market offering, whereby the Company may issue securities at a future determined price (other than standard and customary “preemptive” or “participation” rights, pursuant to a shareholder rights plan or pursuant to an agreement with a third party for an investment, acquisition or other business combination transaction or pursuant to any program established whereby suppliers and/or vendors may acquire shares as an incentive to sell products), it being acknowledged that the Company has an existing at-the-market sales agreement with MLV & Co. and FBR Capital Markets & Co. for the sale of Common Stock having an aggregate value of up to $25 million, and the Company shall be entitled to terminate such agreement with MLV & Co. and FBR Capital Markets & Co., and enter into a replacement at-the-market sales agreement with another firm for the sale of Common Stock up to the remaining amount available under the at-the-market sales agreement with MLV & Co. and FBR Capital Markets & Co. immediately prior to its termination. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

2.             Except as set forth in this Amendment, the Agreement remains unchanged and continues in full force and effect.

3.            This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Facsimile or other electronic signatures shall in all respects be deemed an original for all purposes relating to this Agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the Effective Date.

MMCAP INTERNATIONAL INC.

By:	/s/ Matthew MacIssac
	Name:	Matthew MacIssac
	Title:	Director

BROADWOOD PARTNERS, L.P.

By:	/s/ Neal Bradsher
	Name:	Neal Bradsher
	Title:	President of General Partner of Broadwood Partners, L.P.

ASTERIAS BIOTHERAPEUTICS, INC.

By:	/s/ Michael Mulroy
	Name:	Michael Mulroy
	Title:	Chief Executive Officer